FORM OF LICENSE AGREEMENT
                              AMENDED AND RESTATED

This Agreement, effective as of the __ day of April, 2006, by and between Ameriprise Financial, Inc. (hereinafter called "Licensor"), a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and each of the Corporations and Trusts listed in Schedule A (individually called "Licensee," and collectively the "Licensees"), whose principal place of business is located at 901 Marquette Avenue South, Suite 2810, Minneapolis, Minnesota 55402-3268;

WHEREAS, Licensor is the licensor of the trade names, trademarks and service marks ("Marks") and any corresponding registrations and applications thereof listed on Schedule B; and

WHEREAS, each Licensee wishes to use certain of Licensor's Marks;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1.  GRANT OF LICENSE

Licensor grants to each Licensee a nonexclusive, nontransferable license to use the Marks, in its name, in the name of any series of its shares, and in connection with advertising or other communications regarding Licensees; and each Licensee accepts the license subject to Licensor's right to add to or delete from Schedule B upon thirty (30) days written notice, as well as the following terms and conditions.

2.   LICENSORSHIP OF MARKS

Each Licensee acknowledges the licensorship of the Marks in Licensor, and agrees that it will do nothing inconsistent with such licensorship, and agrees to assist Licensor in recording this Agreement with appropriate government authorities. Each Licensee agrees that nothing in this license shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this license.

3.  QUALITY STANDARDS

The Licensor and each Licensee agree that in the conduct of its respective business and activities and its rendering of services under such marks it shall adhere to the highest ethical and business standards in the mutual funds field and shall do nothing to bring disrepute to, nor to in any manner damage, the good trade name and marks listed on Schedule B.

4.  FORM OF USE

Each Licensee agrees to use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Licensor, and not to use any other trademark or service mark in combination with any of the Marks without prior written approval of Licensor.

5.  TERMINATION

Licensor shall have the right to terminate this Agreement on ninety (90) days written notice to a Licensee.

6.  EFFECT OF TERMINATION

Upon termination of this Agreement, each Licensee will be entitled to continue using the Marks until it has obtained shareholder approval to change its corporate name. After that date, Licensee will cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, and to destroy or supplement all printed materials bearing any of the Marks. Licensee agrees that all rights in the Marks and the goodwill connected therewith shall remain the property of Licensor.

7.  INTERPRETATION OF AGREEMENT

It is agreed that this Agreement may be interpreted according to the laws of the State of Minnesota, United States of America.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


LICENSOR:                        LICENSEES:
Ameriprise Financial, Inc.       RiverSource Bond Series, Inc.
200 Ameriprise Financial Center  RiverSource California Tax-Exempt Trust
Minneapolis, Minnesota 55474     RiverSource Dimensions Series, Inc.
                                 RiverSource Diversified Income Series, Inc.
                                 RiverSource Equity Series, Inc.
                                 RiverSource Global Series, Inc.
                                 RiverSource Government Income Series, Inc.
                                 RiverSource High Yield Income Series, Inc.
                                 RiverSource Income Series, Inc.
By: Kim M. Sharan                RiverSource International Managers Series, Inc.
    Executive Vice President     RiverSource International Series, Inc.
    Chief Marketing Officer      RiverSource Investment Series, Inc.
                                 RiverSource Large Cap Series, Inc.
                                 RiverSource Managers Series, Inc.
                                 RiverSource Market Advantage Series, Inc.
                                 RiverSource Money Market Series, Inc.
                                 RiverSource Retirement Series Trust
                                 RiverSource Sector Series, Inc.
                                 RiverSource Selected Series, Inc.
                                 RiverSource Short Term Investments Series, Inc.

                      RiverSource Special Tax-Exempt Series Trust
                      RiverSource Stock Series, Inc.
                      RiverSource Strategic Allocation Series, Inc.
                      RiverSource Strategy Series, Inc.
                      RiverSource Tax-Exempt Income Series, Inc.
                      RiverSource Tax-Exempt Money Market Series, Inc. RiverSource Tax-Exempt Series, Inc.
                      RiverSource Variable Portfolio - Income Series, Inc. RiverSource Variable Portfolio - Investment Series, Inc. RiverSource Variable Portfolio - Managed Series, Inc. RiverSource Variable Portfolio - Managers Series, Inc. RiverSource Variable Portfolio - Money Market Series, Inc. RiverSource Variable Portfolio - Select Series, Inc.



                                    By:       Leslie L. Ogg
                                              Vice President and General Counsel

                                                              SCHEDULE A

FUND NAMES
================================================================
RETAIL FUNDS:
----------------------------------------------------------------
RiverSource Bond Series, Inc.
----------------------------------------------------------------
RiverSource California Tax-Exempt Trust
----------------------------------------------------------------
RiverSource Dimensions Series, Inc.
----------------------------------------------------------------
RiverSource Diversified Income Series, Inc.
----------------------------------------------------------------
RiverSource Equity Series, Inc.
----------------------------------------------------------------
RiverSource Global Series, Inc.
----------------------------------------------------------------
RiverSource Government Income Series, Inc.
----------------------------------------------------------------
RiverSource High Yield Income Series, Inc.
----------------------------------------------------------------
RiverSource Income Series, Inc.
----------------------------------------------------------------
RiverSource International Managers Series, Inc.
----------------------------------------------------------------
RiverSource International Series, Inc.
----------------------------------------------------------------
RiverSource Investment Series, Inc.
----------------------------------------------------------------
RiverSource Large Cap Series, Inc.
----------------------------------------------------------------
RiverSource Managers Series, Inc.
----------------------------------------------------------------
RiverSource Market Advantage Series, Inc.
----------------------------------------------------------------
RiverSource Money Market Series, Inc.
----------------------------------------------------------------
RiverSource Retirement Series Trust
----------------------------------------------------------------
RiverSource Sector Series, Inc.
----------------------------------------------------------------
RiverSource Selected Series, Inc.
----------------------------------------------------------------
RiverSource Short Term Investments Series, Inc.
----------------------------------------------------------------
RiverSource Special Tax-Exempt Series Trust
----------------------------------------------------------------
RiverSource Stock Series, Inc.
----------------------------------------------------------------
RiverSource Strategic Allocation Series, Inc.
----------------------------------------------------------------
RiverSource Strategy Series, Inc.
----------------------------------------------------------------
RiverSource Tax-Exempt Income Series, Inc.
----------------------------------------------------------------
RiverSource Tax-Exempt Money Market Series, Inc.
----------------------------------------------------------------
RiverSource Tax-Exempt Series, Inc.
----------------------------------------------------------------

----------------------------------------------------------------
VARIABLE PORTFOLIO FUNDS:
----------------------------------------------------------------
RiverSource Variable Portfolio - Income Series, Inc.
----------------------------------------------------------------
RiverSource Variable Portfolio - Investment Series, Inc.
----------------------------------------------------------------
RiverSource Variable Portfolio - Managed Series, Inc.
----------------------------------------------------------------
RiverSource Variable Portfolio - Managers Series, Inc.
----------------------------------------------------------------
RiverSource Variable Portfolio - Money Market Series, Inc.
----------------------------------------------------------------
RiverSource Variable Portfolio - Select Series, Inc.
----------------------------------------------------------------

================================================================

                                                SCHEDULE B


============================= ==================================================
TRADEMARKS & SERVICE MARKS    REGISTRATION NO.
----------------------------- --------------------------------------------------
RIVERSOURCE                   Pending
----------------------------- --------------------------------------------------